Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Republic First Bancorp, Inc

Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-196024 and No. 333-228279) and Form S-8 (No. 333-200868) of Republic First Bancorp, Inc. and subsidiaries of our reports dated March 11, 2021, relating to the consolidated financial statements, and the effectiveness of Republic First Bancorp, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

March 11, 2021